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                                                            OMB APPROVAL
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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY
       RULE 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[X]  Soliciting Material Pursuant to Section 240.14a-12


                              JANUS INVESTMENT FUND
                         File Nos. 2-34393 and 811-1879
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                (Name of Registrant as Specified In Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

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     2) Aggregate number of securities to which transaction applies:

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     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     4) Proposed maximum aggregate value of transaction:

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     5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

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     2) Form, Schedule or Registration Statement No.:

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     3) Filing Party:

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     4) Date Filed:

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PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION
CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (04-05)

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Subject Line: JanusINTECH Product Update

Dear (insert client name)

I want to update you on a recent Janus filing with the SEC. The Board of Trustees of Janus Olympus Fund is recommending that shareholders approve a Plan that authorizes the merger of the Fund into Janus Orion Fund. Details are as follows:

     o The proposed merger requires Janus Olympus Fund shareholder approval. Shareholders will be asked to approve this merger via proxy. A proxy solicitor is expected to begin proxy activity on or around August 15, 2006.

     o In preparation for this potential merger, Janus Olympus Fund will be closed to new investors on July 14, 2006. A prospectus supplement will be filed for Janus Olympus Fund and Janus Orion Fund on or around
          July 11, 2006 regarding the proposed merger.

     o The funds have compatibility: Both have the same investment objective and share similar strategies, risk profiles and the same portfolio manager.

     o Primary differences in strategies and risks include: Orion Fund has a more concentrated portfolio and is classified as a non-diversified fund, whereas Olympus Fund is classified as diversified; and Orion Fund has historically had greater exposure to foreign markets, including emerging markets.

     o The proposed merger is expected to offer potential greater efficiency in terms of portfolio management and operations.

     o If approved, Portfolio Manager Ron Sachs, who currently manages both funds, will continue to manage the post-merger Janus Orion Fund.

Janus plans to file a definitive proxy statement with the Securities and Exchange Commission (the "SEC") on behalf of the Trust. INVESTORS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors may obtain a free copy of the proxy statement (when available) and other documents filed by Janus with the SEC at the SEC's website at http://www.sec.gov. Free copies of the proxy statement, once available, may also be obtained from Janus at www.janus.com.

Information concerning persons who may be considered participants in the solicitation of the funds' shareholders is set forth in the preliminary Proxy Statement/Prospectus filed by the Trust on Form N-14 with the SEC on July 11, 2006 and available at the SEC's website at http://www.sec.gov.

If you have any questions, please call 1-877-33JANUS (52687). Thank you for your continued support and trust in JanusINTECH.

Best Regards,
(insert sales person name)


PLEASE CONSIDER THE CHARGES, RISKS, EXPENSES AND INVESTMENT OBJECTIVES CAREFULLY BEFORE INVESTING OR RECOMMENDING TO CLIENTS FOR INVESTMENT. FOR A PROSPECTUS CONTAINING THIS AND OTHER INFORMATION, PLEASE CALL JANUS AT
1-877-33JANUS(52687). READ IT CAREFULLY BEFORE YOU OR YOUR CLIENTS INVEST OR SEND MONEY.

FOR INSTITUTIONAL INVESTOR USE ONLY / NOT INTENDED FOR PUBLIC VIEWING OR DISTRIBUTION

JANUSINTECH INSTITUTIONAL ASSET MANAGEMENT IS THE INSTITUTIONAL BUSINESS ARM OF JANUS CAPITAL GROUP; JANUS CAPITAL MANAGEMENT, LLC SERVES AS THE INVESTMENT ADVISER AND ON CERTAIN PRODUCTS INTECH SERVES AS THE SUB-ADVISER.

Funds distributed by Janus Distributors LLC (07/06)
C-0606-196 10-15-06